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AVALONBAY COMMUNITIES, INC.
4040 WILSON BOULEVARD, SUITE 1000
ARLINGTON, VA 22203

Please take a moment now to authorize a proxy to vote these shares of AvalonBay Communities, Inc. common stock at the Special Meeting of Stockholders.

YOU CAN AUTHORIZE A PROXY TO VOTE THESE SHARES TODAY IN ONE OF THREE WAYS:

VOTE BY INTERNET
Before The Special Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to authorize your proxy and transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Special Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Special Meeting - Go to **www.virtualshareholdermeeting.com/AVB2026SM**

You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

BY PHONE - 1-800-690-6903
Use any touch-tone telephone to authorize your proxy and transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Special Meeting date. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AvalonBay Communities, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you authorize a proxy to vote these shares by Internet or telephone you do NOT need to mail this proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01961-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVALONBAY COMMUNITIES, INC.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3:	**For**	**Against**	**Abstain**
1. **The AvalonBay Merger Proposal**: A proposal to approve the merger of AvalonBay Communities, Inc. ("AvalonBay" or the "Company") with and into Canopy Merger Sub LLC, a direct, wholly owned subsidiary of Equity Residential ("Merger Sub"), with Merger Sub surviving as a direct, wholly owned subsidiary of Equity Residential (the "merger") and other transactions contemplated by the merger agreement by and among AvalonBay, Equity Residential, ERP Operating Limited Partnership and Merger Sub, dated May 20, 2026 (the "merger agreement") (the "AvalonBay Merger Proposal").	☐	☐	☐
2. **The AvalonBay Merger-Related Compensation Proposal**: A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of AvalonBay in connection with the transactions contemplated by the merger agreement.	☐	☐	☐
3. **The AvalonBay Adjournment Proposal**: A proposal to adjourn the special meeting of stockholders of the Company (the "Special Meeting") from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the AvalonBay Merger Proposal.	☐	☐	☐

In addition, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

If you authorize a proxy by mail, you must date, sign and return this card in order for these shares to be voted.

	Yes	**No**
Please indicate if you plan to sign into the virtual audio webcast of this meeting	☐	☐

Please sign exactly as your name appears on this card and date. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give your full title. If shares are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice, Proxy Statement and Proxy Card are available at www.proxyvote.com.

T01962-TBD

AVALONBAY COMMUNITIES, INC.
SPECIAL MEETING OF STOCKHOLDERS, [ ], [ ] EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AvalonBay Communities, Inc., a Maryland corporation, hereby appoints Timothy J. Naughton, Benjamin W. Schall and Kevin P. O'Shea, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting, to be held via virtual audio webcast at www.virtualshareholdermeeting.com/AVB2026SM on [ ] at [ ] Eastern Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED AND NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE SPECIAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE DURING THE SPECIAL MEETING.

SEE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

SEE REVERSE SIDE

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION